As filed with the Securities and Exchange Commission on February 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0662915
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full Title of the Plan)

David P. Schenkein, M.D.

President and Chief Executive Officer

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 649-8600

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,953,046	$76.27(2)	$148,958,818(2)	$18,546

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 8, 2018.

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-190101, filed with the Securities and Exchange Commission on July 24, 2013 by the Registrant, relating to the Registrant’s 2007 Stock Incentive Plan, 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan, (ii) the Registration Statement on Form S-8, File No. 333-193802, filed with the Securities and Exchange Commission on February 7, 2014, relating to the Registrant’s 2013 Stock Incentive Plan, (iii) the Registration Statement on Form S-8, File No. 333-201796, filed with the Securities and Exchange Commission on January 30, 2015, relating to the Registrant’s 2013 Stock Incentive Plan, (iv) the Registration Statement on Form S-8, File No. 333-209755, filed with the Securities and Exchange Commission on February 26, 2016 and (v) the Registration Statement on Form S-8, File No. 333-216106, filed with the Securities and Exchange Commission on February 16, 2017, relating to the Registrant’s 2013 Stock Incentive Plan, in each case except for Item 8, Exhibits.

Item 8. Exhibits

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File Number	Date of Filing	Exhibit Number	Filed Herewith
4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-36014	July 30, 2013	3.1

4.2	Amended and Restated By-Laws of the Registrant	8-K	001-36014	July 30, 2013	3.2

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm					X

23.3	Consent of Ernst & Young LLP, an independent registered public accounting firm					X

24.1	Power of attorney (included on the signature pages of this registration statement)					X

99.1	2013 Stock Incentive Plan	S-1	333-189216	June 24, 2013	10.4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14th day of February, 2018.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Agios Pharmaceuticals, Inc., hereby severally constitute and appoint David P. Schenkein, M.D. and Andrew Hirsch and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Agios Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Schenkein David P. Schenkein, M.D.	President, Chief Executive Officer and Director (Principal executive officer)	February 14, 2018

/s/ Andrew Hirsch Andrew Hirsch	Chief Financial Officer (Principal financial officer)	February 14, 2018

/s/ Carman Alenson Carman Alenson	Vice President of Accounting, Treasury and Tax (Principal accounting officer)	February 14, 2018

/s/ Paul J. Clancy Paul J. Clancy	Director	February 14, 2018

/s/ Ian Clark Ian Clark	Director	February 14, 2018

/s/ Kaye Foster Kaye Foster	Director	February 14, 2018

/s/ Jacqualyn Fouse Jacqualyn Fouse, Ph.D.	Director	February 14, 2018

/s/ Maykin Ho Maykin Ho, Ph.D.	Director	February 14, 2018

/s/ John M. Maraganore John M. Maraganore, Ph.D.	Director	February 14, 2018

/s/ David Scadden David Scadden, M.D.	Director	February 14, 2018